EXHIBIT 99.1

    NEWS RELEASE     NEWS RELEASE     NEWS RELEASE       NEWS RELEASE       NEWS


         Contact: Molly Faust               Michael J. O'Neill
                  212/640-0624              212/640-5951
                  molly.faust@aexp.com      mike.o'neill@aexp.com

FOR IMMEDIATE RELEASE

                    AMERICAN EXPRESS COMPANY THIRD QUARTER
                       NET INCOME RISES TO $687 MILLION

                        Results Reflect Revenue Growth,
                  Expense Controls and Strong Credit Quality

         New York - October 28, 2002 - AMERICAN EXPRESS COMPANY today reported third quarter net income of $687 million, up significantly from $298 million a year ago. Diluted earnings per share (EPS) rose to $0.52, up from $0.22 a year ago.
         Net revenues totaled $5.9 billion, up three percent from $5.7 billion a year ago. Net revenues on a managed basis totaled $5.7 billion, up four percent from $5.5 billion.
         The company's return on equity was 18.1 percent.
         Net income for the year-ago period included two significant items: a restructuring charge of $352 million pre-tax ($232 million after-tax) and one-time costs and waived customer fees of $98 million pre-tax ($65 million after-tax) resulting from the September 11th terrorist attacks. After adjusting the prior year results for these items, net income for the current quarter increased 15 percent.
         Kenneth I. Chenault, chairman and chief executive officer, said: "The results reflect stronger revenue momentum in the card businesses, which more than offset the impact of weaker equity markets on our financial services business."

         Mr. Chenault said American Express "also realized substantial benefit from cost control and risk management programs during the quarter. This -- along with lower funding costs," he said, "freed up substantial resources that were invested in additional marketing and business building activities.
         "Our performance this year demonstrates how the actions we have taken to adapt our business to a difficult market environment are not only generating solid results, but also providing added flexibility to invest in future growth initiatives."
         Mr. Chenault said, "We expect our more flexible, adaptable business model to allow us to generate solid earnings during the remainder of this year. We also expect to further increase our marketing programs. In view of that accelerated spending, and given the current business trends, we expect -- as we stated last quarter -- that earnings per share for the year will not exceed $2.01."

         TRAVEL RELATED SERVICES (TRS) reported quarterly net income of $553 million, more than doubling the $248 million earned a year ago.
         Last year's results included $195 million pre-tax ($127 million after-tax) of the restructuring charge noted earlier. Also included in the year-ago results were $87 million pre-tax ($57 million after-tax) of one-time costs and waived customer fees resulting from the September 11th terrorist attacks. Excluding these year-ago items, TRS' net income for the current quarter grew 28 percent.

         Total net revenues increased five percent from a year ago. Discount revenue rose five percent, reflecting a seven percent increase in business billed on American Express cards. The higher cardmember spending was partially offset by a decrease in the average discount rate. Net finance charge revenue increased 10 percent due to wider net-interest yields and loan balance growth. These revenue increases were partially offset by a decline in travel commissions and fees along with a decrease in Travelers Cheque investment income.
         Overall credit quality remained strong and, as a result, the total provision for losses declined six percent. The provision for charge card losses decreased, reflecting improved credit quality, while the lending provision increased, reflecting higher volume and continued uncertainty in the economic environment.
         Charge card interest expense decreased 33 percent due to lower funding costs and lower receivable balances. Human resources expense declined primarily as a result of lower staffing levels, outsourcing and other cost containment efforts.
         The benefit from lower funding costs, provisions and compensation-related expense, as well as ongoing reengineering initiatives, provided the resources to support a substantial increase in business building activities. Marketing and promotion expenses rose 31 percent from year-ago levels, reflecting expanded card acquisition programs and the introduction of new rewards-oriented card products during the quarter. Other operating expenses increased due in part to higher cardmember loyalty program costs and the impact of the technology outsourcing agreement with IBM.
         The above discussion presents TRS results on a "managed basis," as if there had been no cardmember lending securitization transactions. This is the basis used by management to evaluate operations and is consistent with industry practice. The attached financials present TRS results on both a managed and GAAP basis. Net income is the same in both formats.

         On a GAAP basis, TRS results included net cardmember lending securitization gains of $9 million pre-tax ($6 million after-tax) and $29 million pre-tax ($19 million after-tax) in the third quarters of 2002 and 2001, respectively.

         AMERICAN EXPRESS FINANCIAL ADVISORS (AEFA) reported quarterly net income of $152 million, up five percent from $145 million a year ago. Quarterly net revenues of $901 million decreased slightly from a year ago.
         Included in the year-ago results were $62 million pre-tax ($41 million after-tax) of the restructuring charge noted earlier and $11 million pre-tax ($8 million after-tax) of one-time costs resulting from the September 11th terrorist attacks. Excluding these year-ago items, AEFA's net income for the current quarter decreased 21 percent. The current quarter included a net $44 million pre-tax ($29 million after-tax) expense increase related to Deferred Acquisition Costs (DAC).
         Assets under management and management fees declined from year-ago levels. The decline reflected continued weakness in equity markets and, to a lesser extent, outflows of managed assets, which were offset in part by a strong increase in sales of investment products and the related distribution fees.
         Human resources expenses decreased three percent as the benefits of reengineering and cost controls more than offset the rise in sales-related compensation. Other operating expenses increased 40 percent compared with last year largely due to the adjustments of DAC as well as the impact of the technology outsourcing agreement with IBM.

         AMERICAN EXPRESS BANK (AEB) reported quarterly net income of $25 million compared with a net loss of $43 million a year ago. AEB results for the third quarter included a net benefit of $2 million pre-tax ($1 million after-tax) primarily related to adjustments to the restructuring reserves established last year. Included in year-ago results were $84 million pre-tax ($57 million after-tax) of the restructuring charge noted earlier. Excluding these items, AEB's net income for the current quarter increased 67 percent from a year ago.
         AEB's results continued to benefit from strong performance in private banking and personal financial services, as well as lower funding costs and lower operating expenses as a result of reengineering efforts. These benefits were partially offset by a higher provision for losses, which was primarily due to higher write-offs in the consumer lending portfolio.

         CORPORATE AND OTHER reported net expenses of $43 million, compared with $52 million a year ago. Included in the 2002 results is a $23 million pre-tax ($20 million after-tax) preferred stock dividend based on earnings from Lehman Brothers, which was offset by expenses related to business building initiatives. This is the final dividend under the terms of this security. Included in third quarter 2001 results are $11 million pre-tax ($7 million after-tax) of the restructuring charge noted earlier.

                                      ***

         Due to the adoption of Statement of Financial Accounting Standards No. 142, effective January 1, 2002, no goodwill amortization occurred in the third quarter of 2002. In the year-ago period, goodwill amortization reduced pre-tax income by $25 million ($19 million after-tax), or $0.02 per share.

         American Express Company (www.americanexpress.com), founded in 1850, is a global travel, financial and network services provider.


                                      ***

Note: The 2002 Third Quarter Earnings Supplement will be available today on the American Express web site at http://ir.americanexpress.com. In addition, an investor conference call to discuss third quarter earnings results, operating performance and other topics that may be raised during the discussion will be held at 5:00 p.m. (ET) today. Live audio of the conference call will be accessible to the general public on the American Express web site at http://ir.americanexpress.com. A replay of the conference call also will be available today at the same web site address.

                                      ***

         THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "SHOULD," "COULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS.
         FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO: THE COMPANY'S ABILITY TO SUCCESSFULLY IMPLEMENT A BUSINESS MODEL THAT ALLOWS FOR SIGNIFICANT EARNINGS GROWTH BASED ON REVENUE GROWTH THAT IS LOWER THAN HISTORICAL LEVELS, INCLUDING THE ABILITY TO IMPROVE ITS OPERATING EXPENSE TO REVENUE RATIO BOTH IN THE SHORT-TERM AND OVER TIME, WHICH WILL DEPEND IN PART ON THE EFFECTIVENESS OF REENGINEERING AND OTHER COST CONTROL INITIATIVES, AS WELL AS FACTORS IMPACTING THE COMPANY'S REVENUES; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON EQUITY TARGET BY REINVESTING APPROXIMATELY 35% OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65% OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; THE ABILITY TO INCREASE INVESTMENT SPENDING IN THE SECOND HALF OF 2002, WHICH WILL DEPEND IN

PART ON THE EQUITY MARKETS AND OTHER FACTORS AFFECTING REVENUES, AND THE ABILITY TO CAPITALIZE ON SUCH INVESTMENTS TO IMPROVE BUSINESS METRICS; FLUCTUATION IN THE EQUITY MARKETS, WHICH CAN AFFECT THE AMOUNT AND TYPES OF INVESTMENT PRODUCTS SOLD BY AEFA, THE MARKET VALUE OF ITS MANAGED ASSETS, MANAGEMENT AND DISTRIBUTION FEES RECEIVED BASED ON THOSE ASSETS AND THE AMOUNT OF AMORTIZATION OF DAC; POTENTIAL DETERIORATION IN AEFA'S HIGH-YIELD AND OTHER INVESTMENTS, WHICH COULD RESULT IN FURTHER LOSSES IN AEFA'S INVESTMENT PORTFOLIO; THE ABILITY OF AEFA TO SELL CERTAIN HIGH-YIELD INVESTMENTS AT EXPECTED VALUES AND WITHIN ANTICIPATED TIMEFRAMES AND TO MAINTAIN ITS HIGH-YIELD PORTFOLIO AT CERTAIN LEVELS IN THE FUTURE; DEVELOPMENTS RELATING TO AEFA'S PLATFORM STRUCTURE FOR FINANCIAL ADVISORS, INCLUDING THE ABILITY TO INCREASE ADVISOR PRODUCTIVITY, INCREASE THE GROWTH OF PRODUCTIVE NEW ADVISORS AND CREATE EFFICIENCIES IN THE INFRASTRUCTURE; AEFA'S ABILITY TO ROLL OUT NEW AND ATTRACTIVE PRODUCTS IN A TIMELY MANNER AND EFFECTIVELY MANAGE THE ECONOMICS IN SELLING A GROWING VOLUME OF NON-PROPRIETARY PRODUCTS; INVESTMENT PERFORMANCE IN AEFA'S BUSINESSES; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT, INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, THE SCALE-BACK OF CORPORATE LENDING IN CERTAIN REGIONS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND

PROMOTION AND OTHER EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING BALANCING THE NEED FOR LONGER-TERM INVESTMENT SPENDING; THE IMPACT ON THE COMPANY'S BUSINESSES AND UNCERTAINTY CREATED BY THE SEPTEMBER 11TH TERRORIST ATTACKS, AND THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY SYSTEMS, OF ANY SUCH ATTACKS OR DISASTER IN THE FUTURE; THE IMPACT ON THE COMPANY'S BUSINESSES RESULTING FROM A WAR WITH IRAQ; THE COMPANY'S ABILITY TO RECOVER UNDER ITS INSURANCE POLICIES FOR LOSSES RESULTING FROM THE SEPTEMBER 11TH TERRORIST ATTACKS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S TRAVEL RELATED SERVICES PRODUCTS, PARTICULARLY CREDIT AND CHARGE CARDS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD PRODUCTS AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDHOLDERS, CAPTURE A GREATER SHARE OF EXISTING CARDHOLDERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE ABILITY TO EXECUTE THE COMPANY'S GLOBAL CORPORATE SERVICES STRATEGY, INCLUDING GREATER PENETRATION OF MIDDLE MARKET COMPANIES, INCREASING CAPTURE OF NON-T&E spending through greater use of the company's purchasing card and other means, and further globalizing business capabilities; THE ABILITY TO MANAGE AND EXPAND CARDMEMBER BENEFITS, INCLUDING MEMBERSHIP REWARDS(R), IN A COST EFFECTIVE MANNER; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS AND MERCHANTS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; SUCCESSFULLY EXPANDING THE COMPANY'S ON-LINE AND OFF-LINE DISTRIBUTION CHANNELS AND CROSS-SELLING FINANCIAL, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO ITS CUSTOMER BASE, BOTH IN THE U.S. AND ABROAD; EFFECTIVELY LEVERAGING THE COMPANY'S ASSETS, SUCH AS ITS BRAND, CUSTOMERS AND INTERNATIONAL PRESENCE, IN THE INTERNET ENVIRONMENT; INVESTING IN AND COMPETING AT THE LEADING EDGE OF TECHNOLOGY ACROSS ALL BUSINESSES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; INCREASING COMPETITION IN ALL OF THE COMPANY'S MAJOR BUSINESSES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND SPREADS IN THE INVESTMENT AND INSURANCE BUSINESSES; CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; FOREIGN CURRENCY EXCHANGE RATES; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING ACTIVITIES, AMONG OTHER BUSINESSES; LEGAL AND REGULATORY DEVELOPMENTS, SUCH AS IN THE AREAS OF CONSUMER PRIVACY AND DATA PROTECTION; ACQUISITIONS; THE OUTCOME OF ACCOUNTING PROPOSALS RELATED TO THE CONSOLIDATION OF SPECIAL PURPOSE ENTITIES, INCLUDING THOSE INVOLVING COLLATERALIZED DEBT OBLIGATIONS AND STRUCTURED LOAN TRUSTS THAT THE COMPANY MANAGES AND/OR INVESTS IN, WHICH COULD AFFECT BOTH THE COMPANY'S BALANCE SHEET AND RESULTS OF OPERATIONS; AND OUTCOMES IN LITIGATION. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AND ITS OTHER REPORTS FILED WITH THE SEC.

                                      ***

(PRELIMINARY)                AMERICAN EXPRESS COMPANY
                                FINANCIAL SUMMARY
                                   (Unaudited)

(Dollars in millions)

                                                   Quarters Ended                           Nine Months Ended
                                                    September 30,                             September 30,
                                              ------------------------    Percentage     -------------------------    Percentage
                                                  2002          2001       Inc/(Dec)        2002           2001        Inc/(Dec)
                                                  ----          ----       ---------        ----           ----        ---------
NET REVENUES (MANAGED BASIS) (A)
  Travel Related Services                      $  4,673      $  4,466             5 %     $ 13,780       $ 13,575             2 %
  American Express Financial Advisors               901           908            (1)         2,758          1,876            47
  American Express Bank                             199           165            21            557            481            16
                                              ----------    ----------                   ----------     ----------
                                                  5,773         5,539             4         17,095         15,932             7
  Corporate and Other,
    including adjustments and eliminations          (75)          (61)          (24)          (175)          (162)           (8)
                                              ----------    ----------                   ----------     ----------

CONSOLIDATED NET REVENUES (MANAGED BASIS)      $  5,698      $  5,478             4       $ 16,920       $ 15,770             7
                                              ==========    ==========                   ==========     ==========

CONSOLIDATED REVENUES (GAAP BASIS)             $  5,907      $  5,724             3       $ 17,611       $ 16,711             5
                                              ==========    ==========                   ==========     ==========

PRETAX INCOME (LOSS) (B)(C)
  Travel Related Services                      $    798      $    316             #       $  2,286       $  1,783            28
  American Express Financial Advisors               205           194             6            659           (243)            -
  American Express Bank                              38           (62)            -             85            (30)            -
                                              ----------    ----------                   ----------     ----------
                                                  1,041           448             #          3,030          1,510             #
  Corporate and Other                               (82)          (94)           12           (252)          (262)            4
                                              ----------    ----------                   ----------     ----------

PRETAX INCOME                                  $    959      $    354             #       $  2,778       $  1,248             #
                                              ==========    ==========                   ==========     ==========

NET INCOME (LOSS) (B)(C)
  Travel Related Services                      $    553      $    248             #       $  1,585       $  1,289            23
  American Express Financial Advisors               152           145             5            479           (110)            -
  American Express Bank                              25           (43)            -             56            (22)            -
                                              ----------    ----------                   ----------     ----------
                                                    730           350             #          2,120          1,157            83
  Corporate and Other                               (43)          (52)           18           (132)          (143)            7
                                              ----------    ----------                   ----------     ----------

NET INCOME                                     $    687      $    298             #       $  1,988       $  1,014            96
                                              ==========    ==========                   ==========     ==========


# - Denotes a variance of more than 100%.

(A) Managed net revenues are reported net of interest expense, where applicable, and American Express Financial Advisors' provision for losses and benefits, and exclude the effect of TRS' securitization activities.
(B) On January 1, 2002 the company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which requires that goodwill no longer be amortized but be subject to annual impairment tests. During the quarter and nine months ended September 30, 2001, goodwill amortization reduced pretax income by $25 million ($19 million after-tax) and $75 million ($58 million after-tax), respectively.
(C) Included in 2001 income are two significant items: (a) restructuring charges of $352 million ($232 million after-tax) and (b) one-time costs (including waived fees) of $98 million ($65 million after-tax) resulting from the September 11th terrorist attacks.

(PRELIMINARY)               AMERICAN EXPRESS COMPANY
                          FINANCIAL SUMMARY (CONTINUED)
                                   (Unaudited)

                                                         Quarters Ended                          Nine Months Ended
                                                          September 30,                             September 30,
                                                     ------------------------   Percentage    -----------------------    Percentage
                                                       2002          2001        Inc/(Dec)      2002          2001        Inc/(Dec)
                                                       ----          ----        ---------      ----          ----        --------
EARNINGS PER SHARE

BASIC
  Earnings Per Common Share                            $   0.52       $  0.23           # %    $  1.50      $   0.77            95 %
                                                     ===========    ==========                =========   ===========
  Average common shares outstanding (millions)            1,323         1,324           -        1,324         1,323             -
                                                     ===========    ==========                =========   ===========

DILUTED
  Earnings Per Common Share                            $   0.52       $  0.22           #      $  1.49      $   0.76            96
                                                     ===========    ==========                =========   ===========
  Average common shares outstanding (millions)            1,330         1,335           -        1,334         1,338             -
                                                     ===========    ==========                =========   ===========

Cash dividends declared per common share               $   0.08       $  0.08           -      $  0.24      $   0.24             -
                                                     ===========    ==========                =========   ===========


                       SELECTED STATISTICAL INFORMATION
                                  (Unaudited)

                                                         Quarters Ended                          Nine Months Ended
                                                          September 30,                             September 30,
                                                     -------------------------  Percentage    -----------------------    Percentage
                                                       2002          2001        Inc/(Dec)      2002          2001        Inc/(Dec)
                                                       ----          ----        ---------      ----          ----        --------

Return on Average Equity*                                18.1 %        14.2 %           -       18.1 %        14.2 %             -
Common Shares Outstanding (millions)                      1,325         1,336          (1)%      1,325         1,336            (1)%
Book Value per Common Share:
    Actual                                             $  10.55       $  9.16          15 %    $ 10.55      $   9.16            15 %
    Excluding the effect on Shareholders' Equity
        of SFAS No. 115 and SFAS No. 133               $  10.00       $  8.92          12 %    $ 10.00      $   8.92            12 %
Shareholders' Equity (billions)                        $   14.0       $  12.2          14 %    $  14.0      $   12.2            14 %


# - Denotes a variance of more than 100%.

* Computed on a trailing 12-month basis excluding the effect on Shareholders' Equity of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."

(Preliminary)               AMERICAN EXPRESS COMPANY
                               FINANCIAL SUMMARY
                                  (Unaudited)


(Dollars in millions)                                                        Quarters Ended
                                                ------------------------------------------------------------------------------
                                                September 30,      June 30,        March 31,     December 31,    September 30,
                                                     2002            2002            2002           2001             2001
                                                     ----            ----            ----           ----             ----
NET REVENUES (MANAGED BASIS) (A)
  Travel Related Services                         $ 4,673         $ 4,655         $ 4,452         $ 4,527         $ 4,466
  American Express Financial Advisors                 901             893             964             949             908
  American Express Bank                               199             180             178             168             165
                                                 ---------       ---------       ---------       ---------       ---------
                                                    5,773           5,728           5,594           5,644           5,539
  Corporate and Other,
    including adjustments and eliminations            (75)            (48)            (52)            (54)            (61)
                                                 ---------       ---------       ---------       ---------       ---------


CONSOLIDATED NET REVENUES (MANAGED BASIS)         $ 5,698         $ 5,680         $ 5,542         $ 5,590         $ 5,478
                                                 =========       =========       =========       =========       =========

CONSOLIDATED REVENUES (GAAP BASIS)                $ 5,907         $ 5,945         $ 5,759         $ 5,871         $ 5,724
                                                 =========       =========       =========       =========       =========

PRETAX INCOME (LOSS) (B)(C)
  Travel Related Services                         $   798         $   822         $   666         $   196         $   316
  American Express Financial Advisors                 205             202             252             220             194
  American Express Bank                                38              27              20              16             (62)
                                                 ---------       ---------       ---------       ---------       ---------
                                                    1,041           1,051             938             432             448
  Corporate and Other                                 (82)            (90)            (80)            (85)            (94)
                                                 ---------       ---------       ---------       ---------       ---------

PRETAX INCOME                                     $   959         $   961         $   858         $   347         $   354
                                                 =========       =========       =========       =========       =========

NET INCOME (LOSS) (B)(C)
  Travel Related Services                         $   553         $   565         $   467         $   170         $   248
  American Express Financial Advisors                 152             145             182             163             145
  American Express Bank                                25              18              13               9             (43)
                                                 ---------       ---------       ---------       ---------       ---------
                                                      730             728             662             342             350
  Corporate and Other                                 (43)            (45)            (44)            (45)            (52)
                                                 ---------       ---------       ---------       ---------       ---------

NET INCOME                                        $   687         $   683         $   618         $   297         $   298
                                                 =========       =========       =========       =========       =========

(A) Managed net revenues are reported net of interest expense, where applicable, and American Express Financial Advisors' provision for losses and benefits, and exclude the effect of TRS' securitization activities.
(B) On January 1, 2002 the company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which requires that goodwill no longer be amortized but be subject to annual impairment tests. During the fourth and third quarters of 2001, goodwill amortization reduced pretax income by $31 million ($24 million after-tax) and $25 million ($19 million after-tax), respectively.
(C) Included in 2001 income are two significant items: (a) restructuring charges of $279 million ($179 million after-tax) and $352 million ($232 million after-tax) recognized in the fourth and third quarters, respectively, and (b) one-time costs (including waived fees) in the third quarter of $98 million ($65 million after-tax) resulting from the September 11th terrorist attacks.

(Preliminary)              AMERICAN EXPRESS COMPANY
                         FINANCIAL SUMMARY (CONTINUED)
                                  (Unaudited)

                                                                                 Quarters Ended
                                                  --------------------------------------------------------------------------------
                                                   September 30,     June 30,        March 31,      December 31,    September 30,
                                                      2002             2002            2002            2001             2001
                                                      ----             ----            ----            ----             ----
EARNINGS PER SHARE

BASIC
  Earnings Per Common Share                           $ 0.52         $ 0.52         $ 0.47          $ 0.22           $ 0.23
                                                   ===========    ===========    ===========     ===========     ===========
  Average common shares outstanding (millions)         1,323          1,325          1,325           1,329            1,324
                                                   ===========    ===========    ===========     ===========     ===========

DILUTED
  Earnings Per Common Share                           $ 0.52         $ 0.51         $ 0.46          $ 0.22           $ 0.22
                                                   ===========    ===========    ===========     ===========     ===========
  Average common shares outstanding (millions)         1,330          1,341          1,335           1,336            1,335
                                                   ===========    ===========    ===========     ===========     ===========

Cash dividends declared per common share              $ 0.08         $ 0.08         $ 0.08          $ 0.08           $ 0.08
                                                   ===========    ===========    ===========     ===========     ===========


                       SELECTED STATISTICAL INFORMATION
                                  (Unaudited)

                                                                                 Quarters Ended
                                                   --------------------------------------------------------------------------------
                                                    September 30,     June 30,        March 31,      December 31,    September 30,
                                                        2002           2002             2002            2001            2001
                                                        ----           ----             ----            ----            ----

Return on Average Equity*                               18.1%          15.4%           11.5%            10.9%           14.2%
Common Shares Outstanding (millions)                    1,325          1,332           1,329            1,331           1,336
Book Value per Common Share:
    Actual                                            $ 10.55         $ 9.98          $ 9.40           $ 9.05          $ 9.16
  Excluding the effect on Shareholders' Equity
        of SFAS No. 115 and SFAS No. 133              $ 10.00         $ 9.79          $ 9.46           $ 9.02          $ 8.92
Shareholders' Equity (billions)                       $  14.0         $ 13.3          $ 12.5           $ 12.0          $ 12.2

* Computed on a trailing 12-month basis excluding the effect on Shareholders' Equity of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."

(PRELIMINARY)               TRAVEL RELATED SERVICES
                             STATEMENTS OF INCOME
                          (Unaudited, Managed Basis)


(Dollars in millions)
                                                         Quarters Ended
                                                          September 30,
                                                ---------------------------------   Percentage
                                                      2002               2001        Inc/(Dec)
                                                      ----               ----        ---------
Net Revenues:
  Discount Revenue                                  $ 1,967            $ 1,870            5.2 %
  Net Card Fees                                         439                423            3.9
  Lending:
    Finance Charge Revenue                            1,134              1,187           (4.4)
    Interest Expense                                    222                358          (37.8)
                                                    ---------          --------
      Net Finance Charge Revenue                        912                829           10.0
  Travel Commissions and Fees                           342                358           (4.3)
  Travelers Cheque Investment Income                     96                103           (5.6)
  Other Revenues                                        917                883            3.5
                                                    ---------          --------
        Total Net Revenues                            4,673              4,466            4.6
                                                    ---------          --------
Expenses:
  Marketing and Promotion                               389                298           31.0
  Provision for Losses and Claims:
    Charge Card                                         191                284          (32.4)
    Lending                                             610                573            6.5
    Other                                                38                 34            8.2
                                                    ---------          --------
      Total                                             839                891           (5.8)
  Charge Card Interest Expense                          245                365          (32.7)
  Human Resources                                       871                987          (11.8)
  Other Operating Expenses                            1,531              1,335           14.6
  Restructuring Charges                                   -                195              -
  Disaster Recovery Charge (A)                            -                 79              -
                                                    ---------          --------
        Total Expenses                                3,875              4,150           (6.6)
                                                    ---------          --------
Pretax Income                                           798                316              #
Income Tax Provision                                    245                 68              #
                                                    ---------          --------
Net Income                                          $   553            $   248              #
                                                    =========          ========


# - Denotes a variance of more than 100%.

(A) The third quarter 2001 disaster recovery charge excludes approximately $8 million of waived finance charges and late fees.

Management views the gains from securitizations as discretionary benefits to be used for card acquisition expenses, which are reflected in both marketing and promotion and other operating expenses. Consequently, the above managed Statements of Income for the quarters ended September 30, 2002 and 2001 assume that gains of $9 million and $29 million, respectively, from lending securitizations were offset by higher marketing and promotion expense of $5 million and $16 million, respectively, and other operating expense of $4 million and $13 million, respectively. Accordingly, the incremental expenses, as well as the gains, have been eliminated.

(PRELIMINARY)               TRAVEL RELATED SERVICES
                             STATEMENTS OF INCOME
                       (Unaudited, GAAP Reporting Basis)


(Dollars in millions)
                                                              Quarters Ended
                                                               September 30,
                                                    ---------------------------------     Percentage
                                                        2002               2001            Inc/(Dec)
                                                        ----               ----            ---------
Net Revenues:
  Discount Revenue                                    $ 1,967            $ 1,870            5.2 %
  Net Card Fees                                           439                423            3.9
  Lending:
    Finance Charge Revenue                                456                595          (23.4)
    Interest Expense                                      124                234          (46.8)
                                                    ----------           --------
      Net Finance Charge Revenue                          332                361           (8.2)
  Travel Commissions and Fees                             342                358           (4.3)
  Travelers Cheque Investment Income                       96                103           (5.6)
  Securitization Income                                   500                352           42.0
  Other Revenues                                          719                761           (5.7)
                                                    ----------           --------
        Total Net Revenues                              4,395              4,228            3.9
                                                    ----------           --------
Expenses:
  Marketing and Promotion                                 394                314           25.5
  Provision for Losses and Claims:
    Charge Card                                           191                284          (32.4)
    Lending                                               319                302            5.4
    Other                                                  38                 34            8.2
                                                    ----------           --------
      Total                                               548                620          (11.7)
  Charge Card Interest Expense                            249                369          (32.3)
  Human Resources                                         871                987          (11.8)
  Other Operating Expenses                              1,535              1,348           13.9
  Restructuring Charges                                     -                195              -
  Disaster Recovery Charge (A)                              -                 79              -
                                                    ----------           --------
        Total Expenses                                  3,597              3,912           (8.1)
                                                    ----------           --------
Pretax Income                                             798                316              #
Income Tax Provision                                      245                 68              #
                                                    ----------           --------
Net Income                                            $   553            $   248              #
                                                    ==========           ========

# - Denotes a variance of more than 100%.

(A) The third quarter 2001 disaster recovery charge excludes approximately $8 million of waived finance charges and late fees.

Note: Certain prior period amounts have been restated to conform to current year presentation of securitization income.

(Preliminary)               TRAVEL RELATED SERVICES
                       SELECTED STATISTICAL INFORMATION
                                  (Unaudited)


(Amounts in billions, except percentages and where indicated)
                                                                         Quarters Ended
                                                                          September 30,
                                                                  ---------------------------       Percentage
                                                                    2002               2001          Inc/(Dec)
                                                                    ----               ----          ---------
Total Cards in Force (millions):
  United States                                                      34.8               34.7            0.5 %
  Outside the United States (A)                                      21.6               20.2            6.9
                                                                  --------           --------
      Total                                                          56.4               54.9            2.8
                                                                  ========           ========
Basic Cards in Force (millions):
  United States                                                      26.7               26.9           (0.7)
  Outside the United States (A)                                      17.8               15.4            7.7 (A)
                                                                  --------           --------
      Total                                                          44.5               42.3            2.5 (A)
                                                                  ========           ========
Card Billed Business:
  United States                                                   $  58.2            $  54.4            6.9
  Outside the United States                                          19.4               18.0            7.9
                                                                  --------           --------
      Total                                                       $  77.6            $  72.4            7.1
                                                                  ========           ========
Average Discount Rate (B)                                            2.63 %             2.67 %            -
Average Basic Cardmember Spending (dollars) (A)(B)                $ 1,906            $ 1,846            6.4(A)
Average Fee per Card - Managed (dollars) (B)                      $    34            $    34              -
Non-Amex Brand (C):
  Cards in Force (millions)                                           0.7                0.7            0.4
  Billed Business                                                 $   0.9            $   0.9            3.3
Travel Sales                                                      $   3.7            $   3.9           (6.5)
  Travel Commissions and Fees/Sales (D)                               9.3 %              9.2 %            -
Travelers Cheque:
  Sales                                                           $   6.9            $   7.3           (6.2)
  Average Outstanding                                             $   7.0            $   6.8            1.8
  Average Investments                                             $   7.3            $   7.0            4.7
  Tax Equivalent Yield                                                8.4 %              8.8 %            -
Total Debt                                                        $  33.2            $  38.0          (12.7)
Shareholder's Equity                                              $   7.4            $   6.6           11.5
Return on Average Equity (E)                                         25.2 %             27.0 %            -
Return on Average Assets (F)                                          2.6 %              2.6 %            -

(A) Includes proprietary cards and cards issued under network partnership agreements outside the U.S. At September 30, 2002, 1.5 million of Canadian lending cards were transferred to basic, as (though available under a supplemental card program) the specific cards were issued under a stand-alone offer. The impact of this transfer on the quarter ended September 30, 2001 would have been to increase Basic Cards in Force Outside the U.S. to 16.6 million and decrease Average Basic Cardmember Spending to $1,792. Percentages of increase are calculated assuming the transfer had occurred at the time the cards were issued.
(B)  Computed from proprietary card activities only.
(C) This data relates to Visa and Eurocards issued in connection with joint venture activities.
(D)  Computed from information provided herein.
(E) Computed on a trailing 12-month basis excluding the effect on Shareholder's Equity of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."
(F) Computed on a trailing 12-month basis excluding the effect on total assets of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," to the extent that they directly affect Shareholder's Equity.

(Preliminary)             TRAVEL RELATED SERVICES
                 SELECTED STATISTICAL INFORMATION (CONTINUED)
                          (Unaudited, Managed Basis)
(Amounts in billions, except percentages and where indicated)

                                                                          Quarters Ended
                                                                           September 30,
                                                                   -----------------------------        Percentage
                                                                      2002               2001            Inc/(Dec)
                                                                      ----               ----            ---------
Charge Card Receivables:
  Total Receivables                                                  $ 24.1             $ 24.8             (2.6)%
  90 Days Past Due as a % of Total                                      2.4 %              3.0 %              -
  Loss Reserves (millions)                                           $  939             $1,026             (8.5)
    % of Receivables                                                    3.9 %              4.1 %              -
    % of 90 Days Past Due                                               161 %              136 %              -
  Net Loss Ratio                                                       0.40 %             0.45 %              -

U.S. Lending:
  Total Loans                                                        $ 32.2             $ 31.3              3.1
  Past Due Loans as a % of Total:
    30-89 Days                                                          2.0 %              2.2 %              -
    90+ Days                                                            1.2 %              1.0 %              -
  Loss Reserves (millions):
    Beginning Balance                                                $1,121             $  959             16.9
      Provision                                                         507                493              3.0
      Net Charge-Offs/Other                                            (426)              (434)            (1.7)
                                                                     -------            -------
    Ending Balance                                                   $1,202             $1,018             18.1
                                                                     =======            =======
    % of Loans                                                          3.7 %              3.3 %              -
    % of Past Due                                                       117 %              101 %              -
  Average Loans                                                      $ 32.2             $ 31.0              4.3
  Net Write-Off Rate                                                    5.6 %              5.6 %              -
  Net Interest Yield                                                    9.7 %              8.8 %              -

(Preliminary)               TRAVEL RELATED SERVICES
                             STATEMENTS OF INCOME
                          (Unaudited, Managed Basis)
(Dollars in millions)

                                                                          Quarters Ended
                                                 --------------------------------------------------------------------------
                                                 September 30,    June 30,     March 31,      December 31,   September 30,
                                                     2002          2002          2002            2001           2001
                                                     ----          ----          ----            ----           ----
Net Revenues:
  Discount Revenue                                 $ 1,967       $ 1,997        $ 1,845        $ 1,913        $ 1,870
  Net Card Fees                                        439           429            423            426            423
  Lending:
    Finance Charge Revenue                           1,134         1,116          1,099          1,156          1,187
    Interest Expense                                   222           200            207            289            358
                                                   -------       -------        -------        -------        -------
      Net Finance Charge Revenue                       912           916            892            867            829
  Travel Commissions and Fees                          342           369            328            334            358
  Travelers Cheque Investment Income                    96            95             90             94            103
  Other Revenues                                       917           849            874            893            883
                                                   -------       -------        -------        -------        -------
        Total Net Revenues                           4,673         4,655          4,452          4,527          4,466
                                                   -------       -------        -------        -------        -------
Expenses:
  Marketing and Promotion                              389           314            301            282            298
  Provision for Losses and Claims:
    Charge Card                                        191           280            252            343            284
    Lending                                            610           572            644            605            573
    Other                                               38            37             48             81             34
                                                   -------       -------        -------        -------        -------
      Total                                            839           889            944          1,029            891
  Charge Card Interest Expense                         245           252            241            335            365
  Human Resources                                      871           879            901            918            987
  Other Operating Expenses                           1,531         1,505          1,412          1,548          1,335
  Restructuring Charges                                  -            (6)           (13)           219            195
  Disaster Recovery Charge (A)                           -             -              -             -              79
                                                   -------       -------        -------        -------        -------
        Total Expenses                               3,875         3,833          3,786          4,331          4,150
                                                   -------       -------        -------        -------        -------
Pretax Income                                          798           822            666            196            316
Income Tax Provision                                   245           257            199             26             68
                                                   -------       -------        -------        -------        -------
Net Income                                         $   553       $   565        $   467        $   170        $   248
                                                   =======       =======        =======        =======        =======

(A) The third quarter 2001 disaster recovery charge excludes approximately $8 million of waived finance charges and late fees.

Management views the gains from securitizations as discretionary benefits to be used for card acquisition expenses, which are reflected in both marketing and promotion and other operating expenses. Consequently, the above managed Statements of Income for the quarters ended September 30, 2002, June 30, 2002, March 31, 2002, and September 30, 2001 assume that gains of $9 million, $85 million, $42 million and $29 million, respectively, were offset by higher marketing and promotion expense of $5 million, $51 million, $25 million, and $16 million, respectively, and other operating expense of $4 million, $34 million, $17 million, and $13 million, respectively. Accordingly, the incremental expenses, as well as the gains, have been eliminated.

(Preliminary)               TRAVEL RELATED SERVICES
                             STATEMENTS OF INCOME
                       (Unaudited, GAAP Reporting Basis)
(Dollars in millions)

                                                                             Quarters Ended
                                             --------------------------------------------------------------------------------
                                              September 30,     June 30,      March 31,      December 31,   September 30,
                                                 2002             2002          2002             2001            2001
                                                 ----             ----          ----             ----            ----
Net Revenues:
  Discount Revenue                               $ 1,967        $ 1,997        $ 1,845        $ 1,913         $ 1,870
  Net Card Fees                                      439            429            423            426             423
  Lending:
    Finance Charge Revenue                           456            493            532            568             595
    Interest Expense                                 124            127            127            173             234
                                                 -------        -------        -------        -------         -------
      Net Finance Charge Revenue                     332            366            405            395             361
  Travel Commissions and Fees                        342            369            328            334             358
  Travelers Cheque Investment Income                  96             95             90             94             103
  Securitization Income                              500            540            383            384             352
  Other Revenues                                     719            666            725            761             761
                                                 -------        -------        -------        -------         -------
        Total Net Revenues                         4,395          4,462          4,199          4,307           4,228
                                                 -------        -------        -------        -------         -------
Expenses:
  Marketing and Promotion                            394            365            326            282             314
  Provision for Losses and Claims:
    Charge Card                                      191            280            252            343             284
    Lending                                          319            290            346            381             302
    Other                                             38             37             48             81              34
                                                 -------        -------        -------        -------         -------
      Total                                          548            607            646            805             620
  Charge Card Interest Expense                       249            256            244            339             369
  Human Resources                                    871            879            901            918             987
  Other Operating Expenses                         1,535          1,539          1,429          1,548           1,348
  Restructuring Charges                                -             (6)           (13)           219             195
  Disaster Recovery Charge (A)                         -              -              -              -              79
                                                 -------        -------        -------        -------         -------
        Total Expenses                             3,597          3,640          3,533          4,111           3,912
                                                 -------        -------        -------        -------         -------
Pretax Income                                        798            822            666            196             316
Income Tax Provision                                 245            257            199             26              68
                                                 -------        -------        -------        -------         -------
Net Income                                       $   553        $   565        $   467        $   170         $   248
                                                 =======        =======        =======        =======         =======

Note: Certain prior period amounts have been restated to conform to current year presentation of securitization income.

(A) The third quarter 2001 disaster recovery charge excludes approximately $8 million of waived finance charges and late fees.

(Preliminary)              TRAVEL RELATED SERVICES
                       SELECTED STATISTICAL INFORMATION
                                  (Unaudited)
(Amounts in billions, except percentages and where indicated)

                                                                                    Quarters Ended
                                                       -----------------------------------------------------------------------------

                                                        September 30,     June 30,       March 31,    December 31,   September 30,
                                                            2002            2002            2002         2001            2001
                                                            ----            ----            ----         ----            ----
Total Cards in Force (millions):
  United States                                                34.8          34.8            34.8           34.6           34.7
  Outside the United States (A)                                21.6          21.1            20.8           20.6           20.2
                                                          ---------     ---------       ---------      ---------      ---------
      Total                                                    56.4          55.9            55.6           55.2           54.9
                                                          =========     =========       =========      =========      =========
Basic Cards in Force (millions):
  United States                                                26.7          26.7            26.9           26.8           26.9
  Outside the United States (A)                                17.8          16.1            15.8           15.6           15.4
                                                          ---------     ---------       ---------      ---------      ---------
      Total                                                    44.5          42.8            42.7           42.4           42.3
                                                          =========     =========       =========      =========      =========
Card Billed Business:
  United States                                           $    58.2     $    58.7       $    54.3      $    55.8      $    54.4
  Outside the United States                                    19.4          19.4            17.3           18.6           18.0
                                                          ---------     ---------       ---------      ---------      ---------
      Total                                               $    77.6     $    78.1       $    71.6      $    74.4      $    72.4
                                                          =========     =========       =========      =========      =========
Average Discount Rate (B)                                      2.63 %        2.65 %          2.66 %         2.66 %         2.67 %
Average Basic Cardmember Spending (dollars) (A)(B)        $   1,906     $   1,993       $   1,825      $   1,897      $   1,846
Average Fee per Card - Managed (dollars) (B)              $      34     $      34       $      33      $      34      $      34
Non-Amex Brand (C):
  Cards in Force (millions)                                     0.7           0.7             0.7            0.7            0.7
  Billed Business                                         $     0.9     $     0.9       $     0.9      $     0.9      $     0.9
Travel Sales                                              $     3.7     $     4.3       $     3.7      $     3.3      $     3.9
  Travel Commissions and Fees/Sales (D)                         9.3 %         8.7 %           8.8 %         10.2 %          9.2 %
Travelers Cheque:
  Sales                                                   $     6.9     $     5.8       $     4.6      $     4.7      $     7.3
  Average Outstanding                                     $     7.0     $     6.4       $     6.2      $     6.2      $     6.8
  Average Investments                                     $     7.3     $     6.7       $     6.6      $     6.5      $     7.0
  Tax Equivalent Yield                                          8.4 %         8.8 %           8.8 %          9.1 %          8.8 %
Total Debt                                                $    33.2     $    34.1       $    34.5      $    37.8      $    38.0
Shareholder's Equity                                      $     7.4     $     6.8       $     7.0      $     6.7      $     6.6
Return on Average Equity (E)                                   25.2 %        21.0 %          20.6 %         21.9 %         27.0 %
Return on Average Assets (F)                                    2.6 %         2.2 %           2.1 %          2.1 %          2.6 %

(A) Includes proprietary cards and cards issued under network partnership agreements outside the U.S. At September 30, 2002, 1.5 million of Canadian lending cards were transferred to basic, as (though available under a supplemental card program) the specific cards were issued under a stand-alone offer. The impact of this transfer on the quarters ended June 30, 2002; March 31, 2002; December 31, 2001; and September 30, 2001 would have been to increase Basic Cards in Force Outside the U.S. to 17.4 million, 17.1 million, 16.8 million and 16.6 million and to decrease Average Basic Cardmember Spending to $1,926; $1,766: $1,839 and $1,792, respectively. Percentages of increase are calculated assuming the transfer had occurred at the time the cards were issued.
(B)  Computed from proprietary card activities only.
(C) This data relates to Visa and Eurocards issued in connection with joint venture activities.
(D)  Computed from information provided herein.
(E) Computed on a trailing 12-month basis excluding the effect on Shareholder's Equity of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."
(F) Computed on a trailing 12-month basis excluding the effect on total assets of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," to the extent that they directly affect Shareholder's Equity.

(Preliminary)            TRAVEL RELATED SERVICES
                 SELECTED STATISTICAL INFORMATION (CONTINUED)
                          (Unaudited, Managed Basis)
(Amounts in billions, except percentages and where indicated)

                                                                               Quarters Ended
                                                ------------------------------------------------------------------------------
                                                 September 30,      June 30,       March 31,     December 31,   September 30,
                                                    2002             2002           2002           2001             2001
                                                    ----             ----           ----           ----             ----
Charge Card Receivables:
  Total Receivables                               $   24.1         $   24.6        $   24.2      $   26.2        $   24.8
  90 Days Past Due as a % of Total                     2.4 %            2.6 %           3.1 %         2.9 %           3.0 %
  Loss Reserves (millions)                        $    939         $  1,039        $  1,031      $  1,032        $  1,026
    % of Receivables                                   3.9 %            4.2 %           4.3 %         3.9 %           4.1 %
    % of 90 Days Past Due                              161 %            164 %           138 %         136 %           136 %
  Net Loss Ratio                                      0.40 %           0.40 %          0.39 %        0.47 %          0.45 %

U.S. Lending:
  Total Loans                                     $   32.2         $   31.6        $   31.3      $   32.0        $   31.3
  Past Due Loans as a % of Total:
    30-89 Days                                         2.0 %            1.9 %           2.1 %         2.1 %           2.2 %
    90+ Days                                           1.2 %            1.2 %           1.3 %         1.2 %           1.0 %
  Loss Reserves (millions):
    Beginning Balance                             $  1,121         $  1,144        $  1,077      $  1,018        $    959
      Provision                                        507              458             541           519             493
      Net Charge-Offs/Other                           (426)            (481)           (474)         (460)           (434)
                                                  ---------        ---------      ----------     ---------       ---------
    Ending Balance                                $  1,202         $  1,121        $  1,144      $  1,077        $  1,018
                                                  =========        =========      ==========     =========       =========
    % of Loans                                         3.7 %            3.5 %           3.7 %         3.4 %           3.3 %
    % of Past Due                                      117 %            115 %           107 %         101 %           101 %
  Average Loans                                   $   32.2         $   31.8        $   31.5      $   31.5        $   31.0
  Net Write-Off Rate                                   5.6 %            6.2 %           6.5 %         5.9 %           5.6 %
  Net Interest Yield                                   9.7 %            9.8 %           9.6 %         9.6 %           8.8 %

(Preliminary)         AMERICAN EXPRESS FINANCIAL ADVISORS
                             STATEMENTS OF INCOME
                                  (Unaudited)
(Dollars in millions)

                                                               Quarters Ended
                                                                 September 30,
                                                        ---------------------------          Percentage
                                                            2002              2001            Inc/(Dec)
                                                            ----              ----            ---------
Net Revenues:
  Investment Income                                       $    517        $    490               5.6 %
  Management and Distribution Fees                             551             595              (7.4)
  Other Revenues                                               320             307               4.2
                                                        -----------     -----------
    Total Revenues                                           1,388           1,392              (0.3)
  Provision for Losses and Benefits:
    Annuities                                                  259             242               7.1
    Insurance                                                  182             171               6.2
    Investment Certificates                                     46              71             (35.8)
                                                        -----------     -----------
      Total                                                    487             484               0.4
                                                        -----------     -----------
    Net Revenues                                               901             908              (0.7)
                                                        -----------     -----------

Expenses:
  Human Resources                                              457             469              (2.6)
  Other Operating Expenses                                     239             172              39.8
  Restructuring Charges                                          -              62                 -
  Disaster Recovery Charge                                       -              11                 -
                                                        -----------     -----------
    Total Expenses                                             696             714              (2.4)
                                                        -----------     -----------
Pretax Income                                                  205             194               5.7
Income Tax Provision                                            53              49               8.6
                                                        -----------     -----------
Net Income                                                $    152        $    145               4.8
                                                        ===========     ===========

(Preliminary)              AMERICAN EXPRESS FINANCIAL ADVISORS
                            SELECTED STATISTICAL INFORMATION
                                       (Unaudited)
(Dollars in millions, except where indicated)

                                                                   Quarters Ended
                                                                    September 30,
                                                           --------------------------------     Percentage
                                                               2002              2001            Inc/(Dec)
                                                               ----              ----            ---------

Investments (billions)*                                     $     35.8          $     32.9            8.9 %
Client Contract Reserves (billions)                         $     36.1          $     32.6           10.8
Shareholder's Equity (billions)                             $      6.2          $      5.5           11.5
Return on Average Equity **                                     11.9 %               2.7 %              -

Life Insurance Inforce (billions)                           $    116.3          $    104.8           11.0
Assets Owned, Managed or
  Administered (billions):
    Assets Managed for Institutions                         $     43.3          $     47.8           (9.4)
    Assets Owned, Managed or Administered
      for Individuals:
      Owned Assets:
        Separate Account Assets                                   21.1                24.3          (13.5)
        Other Owned Assets                                        47.8                42.5           12.6
                                                           ------------        ------------
          Total Owned Assets                                      68.9                66.8            3.1
      Managed Assets                                              79.4                91.2          (12.9)
      Administered Assets                                         29.9                28.6            4.5
                                                           ------------        ------------
        Total                                               $    221.5          $    234.4           (5.5)
                                                           ============        ============
Market Appreciation (Depreciation) During
  the Period:
  Owned Assets:
    Separate Account Assets                                 $   (3,143)         $   (4,470)             -
    Other Owned Assets                                      $      637          $      535              -
  Total Managed Assets                                      $  (11,013)         $  (15,719)             -

Cash Sales:
  Mutual Funds                                              $    7,693          $    7,384            4.2
  Annuities                                                      2,656               1,308              #
  Investment Certificates                                        1,299                 941           38.0
  Life and Other Insurance Products                                170                 200          (15.1)
  Institutional                                                    781                 488           60.0
  Other                                                          1,399               1,115           25.6
                                                           ------------        ------------
Total Cash Sales                                            $   13,998          $   11,436           22.4
                                                           ============        ============

Number of Financial Advisors                                    11,353              11,385           (0.3)
Fees from Financial Plans and Advice Services               $     27.4          $     23.1           18.6
Percentage of Total Sales from Financial Plans
  and Advice Services                                           73.0 %              72.4 %              -

# - Denotes a variance of more than 100%.

*  Excludes cash, derivatives, short term and other investments.

** Computed on a trailing 12-month basis excluding the effect on Shareholder's
   Equity of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."

(Preliminary)         AMERICAN EXPRESS FINANCIAL ADVISORS
                             STATEMENTS OF INCOME
                                  (Unaudited)
(Dollars in millions)

                                                                                      Quarters Ended
                                                    -----------------------------------------------------------------------------
                                                     September 30,     June 30,     March 31,      December 31,    September 30,
                                                        2002            2002          2002            2001             2001
                                                        ----            ----          ----            ----             ----
Net Revenues:
  Investment Income                                  $    517        $    435      $    529        $    549         $    490
  Management and Distribution Fees                        551             609           597             603              595
  Other Revenues                                          320             307           308             299              307
                                                     --------        --------      --------        --------         --------
    Total Revenues                                      1,388           1,351         1,434           1,451            1,392
  Provision for Losses and Benefits:
    Annuities                                             259             245           247             256              242
    Insurance                                             182             181           171             168              171
    Investment Certificates                                46              32            52              78               71
                                                     --------        --------      --------        --------         --------
      Total                                               487             458           470             502              484
                                                     --------        --------      --------        --------         --------
    Net Revenues                                          901             893           964             949              908
                                                     --------        --------      --------        --------         --------

Expenses:
  Human Resources                                         457             493           499             455              469
  Other Operating Expenses                                239             205           213             229              172
  Restructuring Charges                                     -               -             -              45               62
  Disaster Recovery Charge                                  -              (7)            -               -               11
                                                     --------        --------      --------        --------         --------
    Total Expenses                                        696             691           712             729              714
                                                     --------        --------      --------        --------         --------
Pretax Income                                             205             202           252             220              194
Income Tax Provision                                       53              57            70              57               49
                                                     --------        --------      --------        --------         --------
Net Income                                           $    152        $    145      $    182        $    163         $    145
                                                     ========        ========      ========        ========         ========

(Preliminary)         AMERICAN EXPRESS FINANCIAL ADVISORS
                       SELECTED STATISTICAL INFORMATION
                                  (Unaudited)
(Dollars in millions, except where indicated)

                                                                                     Quarters Ended
                                                       ----------------------------------------------------------------------------
                                                        September 30,     June 30,       March 31,    December 31,   September 30,
                                                            2002            2002           2002           2001           2001
                                                            ----            ----           ----           ----           ----

Investments (billions)*                                  $   35.8        $   33.9       $   33.1       $   33.6       $   32.9
Client Contract Reserves (billions)                      $   36.1        $   34.0       $   32.9       $   32.8       $   32.6
Shareholder's Equity (billions)                          $    6.2        $    5.7       $    5.3       $    5.4       $    5.5
Return on Average Equity**                                   11.9%           12.1%           3.6%           1.0%           2.7%

Life Insurance Inforce (billions)                        $  116.3        $  114.2       $  110.9       $  107.9       $  104.8
Assets Owned, Managed or
  Administered (billions):
    Assets Managed for Institutions                      $   43.3        $   46.5       $   49.2       $   49.7       $   47.8
    Assets Owned, Managed or Administered
      for Individuals:
      Owned Assets:
        Separate Account Assets                              21.1            24.6           27.2           27.3           24.3
        Other Owned Assets                                   47.8            44.4           42.8           44.2           42.5
                                                        ----------      ----------     ----------     ----------     ----------
          Total Owned Assets                                 68.9            69.0           70.0           71.5           66.8
      Managed Assets                                         79.4            89.7           98.6           98.7           91.2
      Administered Assets                                    29.9            32.9           36.4           33.4           28.6
                                                        ----------      ----------     ----------     ----------     ----------
        Total                                            $  221.5        $  238.1       $  254.2       $  253.3       $  234.4
                                                        ==========      ==========     ==========     ==========     ==========
Market Appreciation (Depreciation) During
  the Period:
  Owned Assets:
    Separate Account Assets                              $ (3,143)       $ (2,675)      $   (279)      $  2,674       $ (4,470)
    Other Owned Assets                                   $    637        $    516       $   (278)      $   (493)      $    535
  Total Managed Assets                                   $(11,013)       $ (9,123)      $     14       $  9,162       $(15,719)

Cash Sales:
  Mutual Funds                                           $  7,693        $  8,940       $  8,749       $  7,913       $  7,384
  Annuities                                                 2,656           2,054          1,548          1,507          1,308
  Investment Certificates                                   1,299           1,186            643            876            941
  Life and Other Insurance Products                           170             175            184            218            200
  Institutional                                               781             376          1,815            747            488
  Other                                                     1,399           1,504          1,028          1,150          1,115
                                                        ----------      ----------     ----------     ----------     ----------
Total Cash Sales                                         $ 13,998        $ 14,235       $ 13,967       $ 12,411       $ 11,436
                                                        ==========      ==========     ==========     ==========     ==========

Number of Financial Advisors                               11,353          11,360         11,502         11,535         11,385
Fees from Financial Plans and Advice Services            $   27.4        $   30.0       $   29.7       $   27.1       $   23.1
Percentage of Total Sales from Financial Plans
  and Advice Services                                        73.0%           72.7%          73.2%          72.4%          72.4%

*  Excludes cash, derivatives, short term and other investments.

** Computed on a trailing 12-month basis excluding the effect on Shareholder's
   Equity of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."

(Preliminary)                AMERICAN EXPRESS BANK
                           STATEMENTS OF OPERATIONS
                                  (Unaudited)
(Dollars in millions)

                                                                    Quarters Ended
                                                                     September 30,
                                                          --------------------------------         Percentage
                                                              2002                  2001            Inc/(Dec)
                                                              ----                  ----            ---------
Net Revenues:
  Interest Income                                            $    158            $    174                (9.0)%
  Interest Expense                                                 63                  98               (35.2)
                                                            -----------         -----------
    Net Interest Income                                            95                  76                24.7
  Commissions and Fees                                             54                  51                 7.2
  Foreign Exchange Income & Other Revenue                          50                  38                31.8
                                                            -----------         -----------
    Total Net Revenues                                            199                 165                20.9
                                                            -----------         -----------

Expenses:
  Human Resources                                                  62                  60                 1.3
  Other Operating Expenses                                         64                  69                (5.3)
  Provision for Losses:
    Ongoing                                                        37                  14                   #
    Restructuring Related*                                          -                  26                   -
                                                            -----------         -----------
      Total                                                        37                  40                (7.3)
  Restructuring Charges*                                           (2)                 58                   -
                                                            -----------         -----------
    Total Expenses                                                161                 227               (29.0)
                                                            -----------         -----------
Pretax Income (Loss)                                               38                 (62)                  -
Income Tax Provision (Benefit)                                     13                 (19)                  -
                                                            -----------         -----------
Net Income (Loss)                                            $     25            $    (43)                  -
                                                            ===========         ===========


# - Denotes a variance of more than 100%.

* The third quarter 2002 restructuring charge amount represents a reversal of 2001 charges of $5.9 million ($3.8 million after-tax), which was partially offset by a third quarter 2002 restructuring charge of $3.9 million ($2.4 million after-tax). To further rationalize operations, AEB recorded a third quarter 2002 restructuring charge, which consists of $2.0 million pretax of severance costs and $1.9 million pretax of other charges. The total third quarter 2001 restructuring charge was $84 million ($57 million after-tax).

(Preliminary)               AMERICAN EXPRESS BANK
                       SELECTED STATISTICAL INFORMATION
                                  (Unaudited)
(Dollars in billions, except where indicated)

                                                                   Quarters Ended
                                                                    September 30,
                                                          --------------------------------  Percentage
                                                             2002               2001         Inc/(Dec)
                                                             ----               ----         ---------

Total Shareholder's Equity (millions)                     $    899           $    771           16.5 %
Return on Average Common Equity (A)                            9.8 %             (2.4)%            -
Return on Average Assets (B)                                  0.55 %            (0.13)%            -
Total Loans                                               $    5.5           $    5.6           (0.5)
Total Non-performing Loans (millions) (C)                 $    120           $    133           (9.8)
Other Non-performing Assets (millions)                    $     17           $      2              #
Reserve for Credit Losses (millions) (D)                  $    166           $    149           11.4
Loan Loss Reserves as a % of Total Loans                       2.8 %              2.6 %            -
Total Personal Financial Services (PFS) Loans             $    1.6           $    1.5            9.7
30+ Days Past Due PFS Loans as a % of Total                    4.9 %              5.2 %            -
Deposits                                                  $    8.6           $    8.7           (1.1)
Assets Managed (E) / Administered                         $   12.2           $   11.3            7.6
Assets of Non-Consolidated Joint
  Ventures                                                $    1.8           $    2.0           (8.8)
Risk-Based Capital Ratios:
  Tier 1                                                      10.2 %              9.9 %            -
  Total                                                       10.9 %             10.6 %            -
Leverage Ratio                                                 5.3 %              5.4 %            -

# - Denotes a variance of more than 100%.

(A) Computed on a trailing 12-month basis excluding the effect on Shareholder's Equity of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."
(B) Computed on a trailing 12-month basis excluding the effect on total assets of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," to the extent that they directly affect Shareholder's Equity.
(C) AEB defines non-performing loans as loans (other than certain smaller-balance consumer loans) on which the accrual of interest is discontinued because the contractual payment of principal or interest has become 90 days past due or if, in management's opinion, the borrower is unlikely to meet its contractual obligations. For smaller-balance consumer loans, management establishes reserves it believes to be adequate to absorb credit losses inherent in the portfolio. Generally, these loans are written off in full when an impairment is determined or when the loan becomes 120 or 180 days past due, depending on loan type.

(D)  Allocation (millions):
       Loans                                              $    156           $    144
       Other Assets, primarily derivatives                       9                  3
       Other Liabilities                                         1                  2
                                                          ---------          ---------
         Total Reserve for Credit Losses                  $    166           $    149
                                                          =========          =========

(E)  Includes assets managed by American Express Financial Advisors.

(Preliminary)                AMERICAN EXPRESS BANK
                           STATEMENTS OF OPERATIONS
                                  (Unaudited)
(Dollars in millions)

                                                                               Quarters Ended
                                          ------------------------------------------------------------------------------------------
                                           September 30,        June 30,           March 31,        December 31,      September 30,
                                                2002              2002               2002               2001              2001
                                                ----              ----               ----               ----              ----
Net Revenues:
  Interest Income                                $ 158             $ 149             $ 143              $ 154             $ 174
  Interest Expense                                  63                60                58                 65                98
                                                 ------            ------            ------             ------            ------
    Net Interest Income                             95                89                85                 89                76
  Commissions and Fees                              54                53                50                 49                51
  Foreign Exchange Income & Other Revenue           50                38                43                 30                38
                                                 ------            ------            ------             ------            ------
    Total Net Revenues                             199               180               178                168               165
                                                 ------            ------            ------             ------            ------

Expenses:
  Human Resources                                   62                60                55                 62                60
  Other Operating Expenses                          64                55                62                 57                69
  Provision for Losses:
    Ongoing                                         37                38                41                 21                14
    Restructuring Related*                           -                 -                 -                  -                26
                                                 ------            ------            ------             ------            ------
      Total                                         37                38                41                 21                40
  Restructuring Charges*                            (2)                -                 -                 12                58
                                                 ------            ------            ------             ------            ------
    Total Expenses                                 161               153               158                152               227
                                                 ------            ------            ------             ------            ------
Pretax Income (Loss)                                38                27                20                 16               (62)
Income Tax Provision (Benefit)                      13                 9                 7                  7               (19)
                                                 ------            ------            ------             ------            ------
Net Income (Loss)                                $  25             $  18             $  13              $   9             $ (43)
                                                 ======            ======            ======             ======            ======

* The third quarter 2002 restructuring charge amount represents a reversal of 2001 charges of $5.9 million ($3.8 million after-tax), which was partially offset by a third quarter 2002 restructuring charge of $3.9 million ($2.4 million after-tax). To further rationalize operations, AEB recorded a third quarter 2002 restructuring charge, which consists of $2.0 million pretax of severance costs and $1.9 million pretax of other charges. The 2001 restructuring charge was $12 million ($8 million after-tax) and $84 million ($57 million after-tax) in the fourth and third quarters, respectively.

(Preliminary)              AMERICAN EXPRESS BANK
                       SELECTED STATISTICAL INFORMATION
                                  (Unaudited)
(Dollars in billions, except where indicated)

                                                                                    Quarters Ended
                                               -------------------------------------------------------------------------------------
                                                September 30,        June 30,       March 31,     December 31,     September 30,
                                                    2002              2002            2002           2001              2001
                                                    ----              ----            ----           ----              ----

Total Shareholder's Equity (millions)             $   899          $   812          $   767        $   761          $   771
Return on Average Common Equity (A)                   9.8 %           (0.4)%           (1.4)%         (2.0)%           (2.4)%
Return on Average Assets (B)                         0.55 %          (0.02)%          (0.08)%        (0.11)%          (0.13)%
Total Loans                                       $   5.5          $   5.6          $   5.3        $   5.3          $   5.6
Total Non-performing Loans (millions) (C)         $   120          $   121          $   128        $   123          $   133
Other Non-performing Assets (millions)            $    17          $     2          $     2        $    22          $     2
Reserve for Credit Losses (millions) (D)          $   166          $   160          $   160        $   148          $   149
Loan Loss Reserves as a % of Total Loans              2.8 %            2.8 %            2.9 %          2.4 %            2.6 %
Total Personal Financial Services (PFS) Loans     $   1.6          $   1.8          $   1.7        $   1.6          $   1.5
30+ Days Past Due PFS Loans as a % of Total           4.9 %            4.6 %            4.5 %          4.5 %            5.2 %
Deposits                                          $   8.6          $   8.7          $   8.2        $   8.4          $   8.7
Assets Managed (E) / Administered                 $  12.2          $  12.4          $  11.8        $  11.4          $  11.3
Assets of Non-Consolidated Joint
    Ventures                                      $   1.8          $   1.9          $   1.9        $   1.9          $   2.0
Risk-Based Capital Ratios:
    Tier 1                                           10.2 %           10.1 %           10.7 %         11.1 %            9.9 %
    Total                                            10.9 %           10.6 %           11.0 %         12.2 %           10.6 %
Leverage Ratio                                        5.3 %            5.2 %            5.2 %          5.3 %            5.4 %


(A) Computed on a trailing 12-month basis excluding the effect on Shareholder's Equity of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."
(B) Computed on a trailing 12-month basis excluding the effect on total assets of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," to the extent that they directly affect Shareholder's Equity.
(C) AEB defines non-performing loans as loans (other than certain smaller-balance consumer loans) on which the accrual of interest is discontinued because the contractual payment of principal or interest has become 90 days past due or if, in management's opinion, the borrower is unlikely to meet its contractual obligations. For smaller-balance consumer loans, management establishes reserves it believes to be adequate to absorb credit losses inherent in the portfolio. Generally, these loans are written off in full when an impairment is determined or when the loan becomes 120 or 180 days past due, depending on loan type.
(D)  Allocation (millions):

      Loans                                       $   156          $   153          $   154        $   128          $   144
      Other Assets, primarily derivatives               9                6                5              4                3
      Other Liabilities                                 1                1                1             16                2
                                                  -------          -------          -------        -------          -------
       Total Reserve for Credit Losses            $   166          $   160          $   160        $   148          $   149
                                                  =======          =======          =======        =======          =======

(E)  Includes assets managed by American Express Financial Advisors.